Exhibit 99.1

     STOCK PURCHASE  AGREEMENT,  made the 3rd day of August,  2004, by and COREY
MORRISON  (the  "Seller")  and  NEXTPHASE   TECHNOLOGIES,   INC.,  a  California
corporation (the "Buyer").

                                    RECITALS

     WHEREAS, the Seller is the owner of One Hundred Twenty Thousand Six Hundred Twenty Five (120,625) shares of Common Stock, $.001 par value (the "Shares") of Edison Renewables, Inc., a Nevada corporation (the "Company").

     WHEREAS, the Seller desires to sell the Shares to the Buyer.

     WHEREAS, the Seller desires to sell, and the Buyer desires to purchase all of the Shares subject to the terms and conditions set forth herein.

     NOW, THEREFORE, the parties agree as follows:

     1. Sale of Stock.

     (a) For and in consideration of the Purchase Price (as hereinafter defined) and the other consideration described herein, the Seller hereby sells to the Buyer, and the Buyer hereby buys from the Seller, all of the Shares.

     (b) The aggregate purchase price for the Shares is Five Hundred Ten Thousand Dollars ($510,000) (the "Purchase Price"), payable as follows:

          (i)  One  Hundred  Sixty  Thousand   Dollars   ($160,000)  (the  "Cash
Payment") payable by the Buyer to the Seller on the date hereof; and

          (ii) By delivery of a Three Hundred Fifty Thousand Dollars ($350,000) secured promissory note, of even date (the "Promissory Note") by the Buyer to the Seller on the date hereof, in the form mutually acceptable to the Seller and the Buyer.

     2. Representations of Seller. The Seller represents, warrants, and agrees with the Buyer as of the date hereof, as follows:

          (a) Ownership of Shares. The Seller is the sole owner and holder of the Shares, free and clear of all liens and encumbrances of any kind whatsoever. The Shares represent 55.48% of the issued and outstanding shares of voting capital stock of the Company.

          (b) Consents. No consents of governmental or other regulatory agencies, foreign or domestic, court or of any third party are required to be received by or on the part of the Seller to enable it to enter into and carry out this Agreement and the transactions contemplated hereby.

          (c) Authority; Binding Nature of Agreement. The Seller has the power to enter into this Agreement and to carry out its obligations hereunder. This Agreement constitutes the valid and binding obligation of the Seller, and is enforceable in accordance with its terms.

          (d) No Breach. Neither the execution and delivery of this Agreement, nor compliance by the Seller with any of the provisions hereof nor the consummation of the termination contemplated hereby, will:

          (i) violate any judgment, order, injunction, decree or award against, or binding upon, the Seller

          (ii) violate or otherwise breach the terms of any agreement or understanding, written or oral, to which the Seller is a party or is otherwise bound; or

          (iii)violate any law or regulation of any regulation relating to the Seller.

          (e) Accuracy of Share Exchange Representations. The representations and warranties set forth in Article IV of the Agreement and Plan of Share Exchange of even date (the "Share Exchange Agreement") among the Company and the persons listed on the signature page of the Share Exchange Agreement, are true and accurate as of the date of the Share Exchange Agreement.

     3. Representations of the Buyer. The Buyer represents, warrants, and agrees with the Seller, as of the date hereof, as follows:

          (a) Consents. No consents of governmental or other regulatory agencies, foreign or domestic, court or of any third party are required to be received by or on the part of the Buyer to enable her to enter into and carry out this Agreement and the transactions contemplated hereby.

          (b) Authority; Binding Nature of Agreement. The Buyer has the power to enter into this Agreement and to carry out its obligations hereunder. This Agreement constitutes the valid and binding obligation of the Buyer, and is enforceable in accordance with its terms.

          (c) No Breach. Neither the execution and delivery of this Agreement, nor compliance by the Buyer with any of the provisions hereof nor the consummation of the termination contemplated hereby, will:

          (i) violate any judgment, order, injunction, decree or award against, or binding upon, the Buyer;

          (ii) violate or otherwise breach the terms of any agreement or understanding, written or oral, to which the Buyer is a party or is otherwise bound; or

          (iii)violate any law or regulation of any regulation relating to the Buyer.

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

          (d) Investment Purposes. The Shares acquired by Buyer are being acquired for his own account, for investment purposes and not with a view to any distribution within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Buyer will not sell, assign, mortgage, pledge, hypothecate, transfer or otherwise dispose of any of the Shares unless (i) a registration statement under the Securities Act with respect thereto is in effect and the prospectus included therein meets the requirements of Section 10 of the Securities Act, or (ii) the Company has received a written opinion of its counsel that, after an investigation of the relevant facts, such counsel is of the opinion that such proposed sale, assignment, mortgage, pledge, hypothecation, transfer or disposition does not require registration under the Securities Act or any state securities law.

          (e) No Registration. The Buyer understands that the resale of the Shares is not, and is not being, registered under the Securities Act and the Shares must be held indefinitely unless they are subsequently registered thereunder or an exemption from such registration is available.

          (f) Accreditation/Sophistication. The Buyer represents and warrants further that (i) he is either an "accredited investor," as such term is defined in Rule 501(a) promulgated under the Securities Act, or, either alone or with his purchaser representative, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the acquisition of the Shares; (ii) he is able to bear the economic risks of an investment in the Shares, including, without limitation, the risk of the loss of part or all of his investment and the inability to sell or transfer the Shares for an indefinite period of time; (iii) he has adequate financial means of providing for current needs and contingencies and has no need for liquidity in his investment in the shares; and (iv) he does not have an overall commitment to investments which are not readily marketable that is excessive in proportion to net worth and an investment in the Shares will not cause such overall commitment to become excessive.

          (g) Company Information. The Buyer reviewed all of the Company's reports, proxy and information statements and registration statements filed by the Company with the Securities and Exchange Commission via the EDGAR system and the Buyer has been afforded the opportunity to obtain such information regarding the Company as he has reasonably requested to evaluate the merits and risks of the undersigned's investment in the Shares. No oral or written representations have been made or oral information furnished to the undersigned or his advisers in connection with the investment in the Shares.

          (h) Legend. The undersigned acknowledges that a restrictive legend, in or substantially in the following form, will be placed on any instrument, certificate or other document evidencing the Shares:

                    "The shares represented by this certificate have not been registered under the Securities Act of 1933. These shares have been acquired for investment and not for distribution. They may not be sold, assigned, mortgaged, pledged, hypothecated, transferred or otherwise disposed of without an effective registration statement for such shares under the Securities Act of 1933 or an opinion of counsel for the Company that registration is not required under such Act."

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

     4. Deliveries.

     (a) Items to be Delivered by Seller. As of the date hereof, the Seller will deliver or cause to be delivered to the Buyer:

          (i)  to the Buyer, the Stock Certificate representing the Shares; and

          (ii) to the Buyer, a stock power, duly executed in blank by the Seller in connection with transfer of the Shares as set forth herein; and 1576022.3

          (iii)to the Buyer and the Pledge Agent (as hereinafter defined), a Pledge Agreement, of even date (the "Pledge Agreement") among the Seller, the Buyer and Paul G. Goss, Esq., as pledge agent (the "Pledge Agent"), pursuant to which the Shares are pledged as collateral for the Buyer's performance under the Promissory Note.

     (b) Items to be Delivered by Buyer. The Buyer will deliver or cause to be delivered:

          (i) as of the date hereof, to the Seller, the $160,000 Cash Payment by certified check or via wire transfer;

          (ii) as of the date hereof,  to the Seller,  the  $350,000  Promissory
               Note;

          (iii)as of the date hereof, to the Seller and the Pledge Agent, the Pledge Agreement executed by the Buyer and the other Pledgors (as that term is defined in the Pledge Agreement) under the Pledge Agreement; and

          (iv) as soon as is practicable following the date hereof, to the Pledge Agent, a certificate representing the Shares, in the Buyer's name, and certificates representing the shares of common stock of the Company, in the names of the other Pledgors, together with stock powers duly executed in blank by the Buyer and the other Pledgors (it is acknowledged that such shares are deemed pledged as of the date hereof).

     5. Amendment. Neither this Agreement nor any term or provision hereof may be changed, waived, discharged, or terminated orally, or in any manner other than by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge, or termination is sought.

     6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties, and their successors and assigns, heirs and personal representatives.

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

     7. Counterparts; Fascimile Signature. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original. Facsimile signatures hereof shall be deemed to be original signatures.

     8. Entire Agreement. This Agreement including any Schedules and Exhibits hereto constitutes the entire understanding between the parties with respect to its subject matter and supersedes any previous written or oral agreement with respect thereto.

     9. Construction. This Agreement is made under and shall be construed in accordance with the laws of the State of Colorado applicable to contracts made and performed within the State of New York.

     10. Notices. Any and all notices or other communications or deliveries required or permitted to be given or made pursuant to any of the provisions of this Agreement shall be deemed to have been duly given or made for all purposes when hand delivered or sent by certified or registered mail (return receipt requested and postage prepaid), overnight mail or courier, or telecopier as follows:

                  If to the Seller, at:

                  1940 Deer Park Avenue
                  Suite 390
                  Deer Park, New York 11729
                  Telecopier Number:  (516) 977-3425

                  If to Buyer, at:

                  3237 Canonita Drive
                  Fallbrook, California  92028
                  Telecopier Number:  (760) 723-8010
                  Attention:  Stephen D. Young, Chief Executive Officer

or at such other address as any party may specify by notice given to the other party in accordance with this Section 10.

     11. Attorney's Fees. In the event of any litigation or arbitration between the parties, the prevailing party shall be entitled to its reasonable attorneys' fees and costs associated with such action.

     12. Further Assurances. On or after the date hereof, the parties shall take all such further actions and execute and deliver all such further instruments and documents as may be necessary or appropriate to carry out the transactions contemplated by this Agreement.

     13. Jurisdiction; Severability. The parties agree that any dispute arising hereunder shall be adjudicated in the District Court of the State of Colorado, in Denver, Colorado, and all parties consent to the personal jurisdiction and venue of the District Court of the State of Colorado, in

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

Denver, Colorado. In the event any clause, section or part of this Agreement shall be held or declared to be void, illegal or invalid for any reason, all other clauses, sections or parts of this Agreement which can be effected without such void, illegal or invalid clause, section or part shall nevertheless continue in full force and effect.

     14. Headings. The headings or captions in this Agreement are for convenience of reference only and do not in any way modify, interpret or construe the intent of the parties or affect any of the provisions of this Agreement.



       Remainder of Page Intentionally Left Blank. Signature Page Follows.


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


     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                 /s/ Corey Morrison
                                 ----------------------------
                                 COREY MORRISON



                                 NEXTPHASE TECHNOLOGIES, INC.

                                 By: /s/ Stephen D. Young
                                    -----------------------------------------
                                    Stephen D. Young, Chief Executive Officer




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